ETN Website June 18, 2015 Filed Pursuant to Rule 433 Registration Statement Nos. 333 - 202913 and 333 - 180300 - 03

Accessibility This Accessibility and Copyright language is included at the bottom of every page of the website: 2

ETN Home Page – Part 1 3

ETN Home Page – Part 2 4

ETN Contact Us Page 5

CSLS Overview – Part 1 6

CSLS Overview – Part 2 7

CSLS Performance – Part 1 8

CSLS Performance – Part 2 9

CSLS Performance – Part 3 10

CSLS Performance – Part 4 11

CSLS Index Components 12

CSMA Overview – Part 1 13

CSMA Overview – Part 2 14

CSMA Performance – Part 1 15

CSMA Performance – Part 2 16

CSMA Performance – Part 3 17

CSMA Performance – Part 4 18

CSMA Index Components – Part 1 19

CSMA Index Components – Part 2 20

CSMA Index Components – Part 3 21

22 CSMA Index Components – Part 4

CSMB Overview – Part 1 23

CSMB Overview – Part 2 24

CSMB Performance – Part 1 25

CSMB Performance – Part 2 26

CSMB Performance – Part 3 27

CSMB Performance – Part 4 28

CSMB Index Components – Part 1 29

CSMB Index Components – Part 2 30

CSMB Index Components – Part 3 31

CSMB Index Components – Part 4 32

CSMN Overview – Part 1 33

CSMN Overview – Part 2 34

CSMN Performance – Part 1 35

CSMN Performance – Part 2 36

CSMN Performance – Part 3 37

CSMN Index Components – Part 1 38

CSMN Index Components – Part 2 39

CSMN Index Components – Part 3 40

CSMN Index Components – Part 4 41

CSMN Index Components – Part 5 42

CSMN Index Components – Part 6 43

CSMN Index Components – Part 7 44

CSMN Index Components – Part 8 45

MLPN Overview – Part 1 46

MLPN Overview – Part 2 47

MLPN Performance – Part 1 48

MLPN Performance – Part 2 49

MLPN Performance – Part 3 50

MLPN Performance – Part 4 51

MLPN Index Components – Part 1 52

MLPN Index Components – Part 2 53

MLPN Index Components – Part 3 54

MLPN Coupon History – Part 1 55

MLPN Coupon History – Part 2 56

GLDI Overview – Part 1 57

GLDI Overview – Part 2 58

GLDI Performance – Part 1 59

GLDI Performance – Part 2 60

GLDI Performance – Part 3 61

GLDI Performance – Part 4 62

GLDI Coupon History – Part 1 63

GLDI Coupon History – Part 2 64

GLDI Coupon History – Part 3 65

SLVO Overview – Part 1 66

SLVO Overview – Part 2 67

SLVO Performance – Part 1 68

SLVO Performance – Part 2 69

SLVO Performance – Part 3 70

SLVO Coupon History – Part 1 71

SLVO Coupon History – Part 2 72

SLVO Coupon History – Part 3 73

CSCB Overview – Part 1 74

CSCB Overview – Part 2 75

CSCB Performance – Part 1 76

CSCB Performance – Part 2 77

CSCB Performance – Part 3 78

CSCB Index Components – Part 1 79

CSCB Index Components – Part 2 80

CSCB Index Components – Part 3 81

CSCR Overview – Part 1 82

CSCR Overview – Part 2 83

CSCR Performance – Part 1 84

CSCR Performance – Part 2 85

CSCR Performance – Part 3 86

CSCR Index Components – Part 1 87

CSCR Index Components – Part 2 88

Filed Pursuant to Rule 433
Registration Statement Nos. 333-202913 and 333-180300-03

CREDIT SUISSE

ETN Website

June 18, 2015

Accessibility

This Accessibility and Copyright language is included at the bottom of every page of the website:

Accessibility

Credit Suisse AG ("Credit Suisse") has filed a registration statement (including prospectus supplement and prospectus) with the Securities and Exchange Commission, or SEC, for the offering of securities. Before you invest, you should read the applicable pricing supplement, the Prospectus dated May 4, 2015 and Prospectus Supplement dated May 4, 2015 to understand fully the terms of the ETNs and other considerations that are important in making a decision about investing in the ETNs. You may get these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. The securities related to the offerings are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

Copyright © 2015 CREDIT SUISSE GROUP AG and/or its affiliates. All rights reserved. Terms of Use, Privacy Policy and Global Patriot Act Certificate.

ETN Home Page – Part 1

CREDIT SUISSE X-Links Exchange Traded Notes Contact Us

Our Products: Innovation. Access. Exposure.

Product List

Ticker	Name	Closing Indicative Value (As of June 15, 2015)	Annual Investor Fee[1]	Factsheet	Prospectus	Pricing Supplement Addendum
Alternative Beta						
CSLS	X-Links Long/Short Equity ETN	$26.10	0.45%	Factsheet	Prospectus	Pricing Supplement Addendum
CSMA	X-Links Merger Arbitrage ETN	$19.73	0.55%	Factsheet	Prospectus	Pricing Supplement Addendum
CSMB	X-Links 2xLeveraged Merger Arbitrage ETN	$18.00	0.55%	Factsheet	Prospectus	Pricing Supplement Addendum
CSMN	X-Links HOLT™ Market Neutral Global Equity ETN	$19.31	1.05%	Factsheet	Prospectus	Pricing Supplement Addendum
Variable Coupon[2]						

ETN Home Page – Part 2

MLPN	X-Links Cushing® MLP Infrastructure ETN	$29.69	0.85%	Factsheet	Prospectus	Pricing Supplement Addendum
GLDI	X-Links Gold Shares Covered Call ETN	$11.73	0.65%	Factsheet	Prospectus	Pricing Supplement Addendum
SLVO	X-Links Silver Shares Covered Call ETN	$11.14	0.65%	Factsheet	Prospectus	Pricing Supplement Addendum
Commodities						
CSCB	X-Links Commodity Benchmark ETN	$14.67	0.65%	Factsheet	Prospectus	Pricing Supplement Addendum
CSCR	X-Links Commodity Rotation ETN	$14.96	0.85%	Factsheet	Prospectus	N/A

1. In addition to the Annual Investor Fee, the ETNs include a redemption fee or charge for redemptions or repurchases at the option of the holder. The ETNs may also include fees or charges in connection with leverage and stock borrow activities, as well as transaction costs in connection with implementing the index methodology. Such fees, charges and transaction costs may be formula-based and, therefore, not quantifiable. However, such fees, charges and transaction costs may materially increase the costs of investing in the ETNs. In addition, because of daily compounding, the actual investor fee realized may exceed the stated amount. Please see the applicable pricing supplement for disclosure of fees or charges relating to the particular ETNs. Please consult your financial advisor to learn more about the costs associated with the purchase or sale of the ETNs.

2. The amount of any relevant coupon will vary and could be zero.

Print

Accessibility

Credit Suisse AG ("Credit Suisse") has filed a registration statement (including prospectus supplement and prospectus) with the Securities and Exchange Commission, or SEC, for the offering of securities. Before you invest, you should read the applicable pricing supplement, the Prospectus dated May 4, 2015 and Prospectus Supplement dated May 4, 2015 to understand fully the terms of the ETNs and other considerations that are important in making a decision about investing in the ETNs. You may get these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. The securities related to the offerings are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

ETN Contact Us Page

CREDIT SUISSE X-Links Exchange Traded Notes

Contact Us

Home > Contact Us

Our Products: Innovation. Access. Exposure.

Contact Information

Telephone: (212) 538-7333
Email: ETN.Desk@credit-suisse.com.

Print

Accessibility

Credit Suisse AG ("Credit Suisse") has filed a registration statement (including prospectus supplement and prospectus) with the Securities and Exchange Commission, or SEC, for the offering of securities. Before you invest, you should read the applicable pricing supplement, the Prospectus dated May 4, 2015 and Prospectus Supplement dated May 4, 2015 to understand fully the terms of the ETNs and other considerations that are important in making a decision about investing in the ETNs. You may get these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. The securities related to the offerings are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

CSLS Overview – Part 1

CREDIT SUISSE X-Links Exchange Traded Notes Contact Us

Home > CSLS

CSLS: X-Links Long/Short Equity ETN

The Credit Suisse X-Links Long/Short Equity ETNs (such exchange traded notes, the "ETNs") are senior, unsecured debt securities issued by Credit Suisse AG ("Credit Suisse"), acting through its Nassau Branch, that are linked to the return of the Credit Suisse Long/Short Liquid Index (Net) (the "Index"). The Index seeks to correlate to the historical performance of the Credit Suisse Long/Short Equity Hedge Fund Index (the "Target Index") and is designed to provide exposure to a long/short equity strategy as represented by long and short positions in various market measures. The ETNs are listed on NYSE Arca under the ticket symbol "CSLS". The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the ETNs.

The ETNs are not principal protected, are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

CSLS Related Information

- Factsheet
- Prospectus (including applicable Pricing Supplement)
- Pricing Supplement Addendum

Overview | Performance | Index Components

ETN Profile	
CUSIP:	22542D878
Primary Exchange:	NYSE Arca

CSLS Overview – Part 2

Inception Date:	February 19, 2010
Maturity Date:	February 19, 2020
Annual Investor Fee[1]:	0.45%
Index Fee:	0.50%
Underlying Index:	Credit Suisse Long/Short Liquid Index (Net)
Index Ticker:	CSLABLN

1. In addition to the Annual Investor Fee, the ETN includes a redemption fee or charge for redemptions or repurchases at the option of the holder. The ETN also includes fees or charges in connection with stock borrow activities, as well as transaction costs in connection with implementing the index methodology. Such fees, charges and transaction costs may be formula-based and, therefore, not quantifiable. However, such fees, charges and transaction costs materially increase the costs of investing in the ETN. In addition, because of daily compounding, the actual investor fee realized may exceed the stated amount. Please see the pricing supplement for disclosure of fees or charges. Please consult your financial advisor to learn more about the costs associated with the purchase or sale of the ETN.

CSLS Performance – Part 1

CREDIT SUISSE X-Links Exchange Traded Notes

Contact Us

Home > CSLS

CSLS: X-Links Long/Short Equity ETN

The Credit Suisse X-Links Long/Short Equity ETNs (such exchange traded notes, the "ETNs") are senior, unsecured debt securities issued by Credit Suisse AG ("Credit Suisse"), acting through its Nassau Branch, that are linked to the return of the Credit Suisse Long/Short Liquid Index (Net) (the "Index"). The Index seeks to correlate to the historical performance of the Credit Suisse Long/Short Equity Hedge Fund Index (the "Target Index") and is designed to provide exposure to a long/short equity strategy as represented by long and short positions in various market measures. The ETNs are listed on NYSE Arca under the ticket symbol "CSLS". The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the ETNs.

The ETNs are not principal protected, are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

CSLS Related Information

- Factsheet
- Prospectus (including applicable Pricing Supplement)
- Pricing Supplement Addendum

Overview | Performance | Index Components

X-Links Monthly Performance Update

Data (as of June 15, 2015)			
Closing Indicative Value:	$26.10	Market Cap:	$20,060,400
Closing Traded Price:	$26.21	ETNs Outstanding:	765,372

CSLS Performance – Part 2

Performance (as of June 15, 2015)						
	1 mo.	3 mo.	6 mo.	YTD	1 Yr.	Since Note Incept.
CSLSIV (Indicative Value)*	-0.19%	0.20%	2.79%	1.53%	6.43%	N/A
CSLABLN	-0.14%	0.32%	2.97%	1.71%	6.79%	33.27%

Historical performance data is not indicative of future performance of the Credit Suisse Long/Short Liquid Index (Net) or of what the value of the ETNs may be. The index includes 0.50% p.a. index calculation fee. The ETN includes 0.45% p.a. investor fee. The performance data does not reflect fees or charges for redemptions or repurchases of the ETNs at the option of the holder.

* The "indicative value" referred to above is the Closing Indicative Value on the relevant dates. The indicative value is a calculated value and is not the same as the trading price of the ETNs and is not a price at which investors can buy or sell the ETNs in the secondary market. The actual trading price of the ETNs in the secondary market may vary significantly from their indicative value.

CSLS Performance – Part 3

Performance Chart (CSLABLN):

Performance Periods: 1 Year

Performance of the Credit Suisse Long/Short Liquid Index (Net)



1320
1300
1280
1260
1240
1220
Closing Level
01 Jul 2014
01 Oct 2014
01 Jan 2015
01 Apr 2015
Date (Source: Bloomberg)

The above chart sets forth the actual historical performance of the CS L/S Liquid Index for the period indicated above. Historical performance is not indicative of future performance of the Index or of what the value of the ETNs may be. Any historical upward or downward trend in the level of the Index during any period set forth above is not any indication that the Index is more or less likely to increase or decrease at any time over the term of the ETNs. The Index includes 0.5% p.a. of index calculation fee. Index performance does not reflect any fees or charges applicable to the ETNs.

CSLS Performance – Part 4

Performance Chart (CSLSIV):

Performance Periods: 1 Year

Performance of the Credit Suisse X-Links Long/Short Equity ETN Indicative Value



Closing Level
26
26
25
25
01 Jul 2014
01 Oct 2014
01 Jan 2015
01 Apr 2015
Date (Source: Bloomberg)

The above chart sets forth the actual historical performance of the ETN indicative value for the period indicated above. Historical performance is not indicative of future performance of the index or the ETN. The historical ETN indicative value should not be taken as an indication of future performance, and no assurance can be given as to the future performance of the ETN. ETN performance does not reflect fees or charges for redemptions or repurchases of the ETNs at the option of the holder.

CSLS Index Components

Home > CSLS

CSLS: X-Links Long/Short Equity ETN

The Credit Suisse X-Links Long/Short Equity ETNs (such exchange traded notes, the "ETNs") are senior, unsecured debt securities issued by Credit Suisse AG ("Credit Suisse"), acting through its Nassau Branch, that are linked to the return of the Credit Suisse Long/Short Liquid Index (Net) (the "Index"). The Index seeks to correlate to the historical performance of the Credit Suisse Long/Short Equity Hedge Fund Index (the "Target Index") and is designed to provide exposure to a long/short equity strategy as represented by long and short positions in various market measures. The ETNs are listed on NYSE Arca under the ticket symbol "CSLS". The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the ETNs.

The ETNs are not principal protected, are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

CSLS Related Information

- Factsheet
- Prospectus (including applicable Pricing Supplement)
- Pricing Supplement Addendum

Overview | Performance | Index Components

Index Components

Name	Ticker	Weight*
Credit Suisse Low Price Momentum Index	.CSLABML	-13.46%
Materials Select Sector Index	.IXB2	10.67%
Credit Suisse High Price Momentum Index	.CSLABMH	13.38%
NASDAQ 100 Index	.NDX	25.67%
USD Cash	USD=	63.74%

* Weights are as of March 31, 2015.

CSMA Overview – Part 1

Home > CSMA

CSMA: X-Links Merger Arbitrage ETN

The Credit Suisse X-Links Merger Arbitrage ETNs (such exchange traded notes, the "ETNs") are senior, unsecured debt securities issued by Credit Suisse AG ("Credit Suisse"), acting through its Nassau Branch, that are linked to the return of the Credit Suisse Merger Arbitrage Liquid Index (Net) (the "Index"). The Index is designed to provide exposure to a merger arbitrage investment strategy as represented by long and short positions in announced deals within the United States, Canada and Western Europe. The ETNs are listed on the NYSE Arca under the ticker symbol "CSMA". The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the ETNs.

The ETNs are not principal protected, are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

CSMA Related Information

- Factsheet
- Prospectus (including applicable Pricing Supplement)
- Pricing Supplement Addendum

Overview | Performance | Index Components

ETN Profile	
CUSIP:	22542D845
Primary Exchange:	NYSE Arca
Inception Date:	October 01, 2010

CSMA Overview – Part 2

Maturity Date:	October 06, 2020
Investor Fee Factor[1]:	0.55%
Index Fee:	0.50%
Underlying Index:	Credit Suisse Merger Arbitrage Liquid Index (Net)
Index Ticker:	CSLABMN

1. In addition to the Investor Fee Factor, the ETN includes a redemption fee or charge for redemptions or repurchases at the option of the holder. The ETN also includes fees or charges in connection with leverage and stock borrow activities, as well as transaction costs in connection with implementing the index methodology. Such fees, charges and transaction costs may be formula-based and, therefore, not quantifiable. However, such fees, charges and transaction costs materially increase the costs of investing in the ETN. In addition, because of daily compounding, the actual investor fee realized may exceed the stated amount. Please see the pricing supplement for disclosure of fees or charges. Please consult your financial advisor to learn more about the costs associated with the purchase or sale of the ETN.

CSMA Performance – Part 1

Home > CSMA

CSMA: X-Links Merger Arbitrage ETN

The Credit Suisse X-Links Merger Arbitrage ETNs (such exchange traded notes, the "ETNs") are senior, unsecured debt securities issued by Credit Suisse AG ("Credit Suisse"), acting through its Nassau Branch, that are linked to the return of the Credit Suisse Merger Arbitrage Liquid Index (Net) (the "Index"). The Index is designed to provide exposure to a merger arbitrage investment strategy as represented by long and short positions in announced deals within the United States, Canada and Western Europe. The ETNs are listed on the NYSE Arca under the ticker symbol "CSMA". The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the ETNs.

The ETNs are not principal protected, are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

CSMA Related Information

- Factsheet
- Prospectus (including applicable Pricing Supplement)
- Pricing Supplement Addendum

Overview | Performance | Index Components

X-Links Monthly Performance Update

Data (as of June 15, 2015)			
Closing Indicative Value:	$19.73	Market Cap:	$6,805,173
Closing Traded Price:	$19.71	ETNs Outstanding:	345,265

CSMA Performance – Part 2

Performance (as of June 15, 2015)						
	1 mo.	3 mo.	6 mo.	YTD	1 Yr.	Since Note Incept.
CSMAIV (Indicative Value)*	-1.42%	1.39%	2.17%	0.99%	-2.96%	-1.30%
CSLABMN	-1.36%	1.55%	2.46%	1.25%	-2.42%	1.11%

Historical performance data is not indicative of future performance of the Credit Suisse Merger Arbitrage Liquid Index (Net) or of what the value of the ETNs may be. The index includes 0.50% p.a. index calculation fee. The ETN includes 0.55% p.a. investor fee. The performance data does not reflect fees or charges for redemptions or repurchases of the ETNs at the option of the holder.

* The "indicative value" referred to above is the Closing Indicative Value on the relevant dates. The indicative value is a calculated value and is not the same as the trading price of the ETNs and is not a price at which investors can buy or sell the ETNs in the secondary market. The actual trading price of the ETNs in the secondary market may vary significantly from their indicative value.

CSMA Performance – Part 3

Performance Chart (CSLABMN):

Performance Periods: 1 Year

Performance of the Credit Suisse Merger Arbitrage Liquid Index (Net)



1120
1110
1100
1090
1080
1070
1060
1050
1040
Closing Level
01 Jul 2014
01 Oct 2014
01 Jan 2015
01 Apr 2015
Date (Source: Bloomberg)

The above chart sets forth the actual historical performance of the CS Merger Arbitrage Liquid Index for the period indicated above. Historical performance is not indicative of future performance of the Index or of what the value of the ETNs may be. Any historical upward or downward trend in the level of the Index during any period set forth above is not any indication that the Index is more or less likely to increase or decrease at any time over the term of the ETNs. The Index includes 0.50% p.a. of index calculation fees. The chart above includes this index calculation fee but does not include any other fees or charges applicable to the ETNs which will reduce the amount of the return on the ETNs at maturity or upon repurchase by Credit Suisse.

CSMA Performance – Part 4

Performance Chart (CSMAIV):

Performance Periods: 1 Year

Performance of the Credit Suisse X-Links Merger Arbitrage ETN Indicative Value



Closing Level
20
20
20
20
20
19
19
19
01 Jul 2014
01 Oct 2014
01 Jan 2015
01 Apr 2015
Date (Source: Bloomberg)

The above chart sets forth the actual historical performance of the ETN indicative value for the period indicated above. Historical performance is not indicative of future performance of the index or the ETN. The historical ETN indicative value should not be taken as an indication of future performance, and no assurance can be given as to the future performance of the ETN. ETN performance does not reflect fees or charges for redemptions or repurchases of the ETNs at the option of the holder.

CSMA Index Components – Part 1

Home > CSMA

CSMA: X-Links Merger Arbitrage ETN

The Credit Suisse X-Links Merger Arbitrage ETNs (such exchange traded notes, the "ETNs") are senior, unsecured debt securities issued by Credit Suisse AG ("Credit Suisse"), acting through its Nassau Branch, that are linked to the return of the Credit Suisse Merger Arbitrage Liquid Index (Net) (the "Index"). The Index is designed to provide exposure to a merger arbitrage investment strategy as represented by long and short positions in announced deals within the United States, Canada and Western Europe. The ETNs are listed on the NYSE Arca under the ticker symbol "CSMA". The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the ETNs.

The ETNs are not principal protected, are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

CSMA Related Information

- Factsheet
- Prospectus (including applicable Pricing Supplement)
- Pricing Supplement Addendum

Overview | Performance | Index Components

Index Components

Name	Ticker	Weight*
Comcast Corp	CMCSA	-9.15%
M&T Bank Corp	MTB	-6.72%
Holcim Ltd	HOLN.VX	-3.35%
Halliburton Co	HAL	-3.21%
Wisconsin Energy Corp	WEC	-3.04%
Aviva PLC	AV.L	-2.75%

CSMA Index Components – Part 2

Rock-Tenn Co	RKT	-2.75%
NXP Semiconductors NV	NXPI	-2.39%
Reynolds American Inc	RAI	-2.11%
STERIS Corp	STE	-1.70%
Wright Medical Group Inc	WMGI	-1.33%
BB&T Corp	BBT	-1.33%
Cyberonics Inc	CYBX	-1.30%
PacWest Bancorp	PACW	-1.24%
Alcoa Inc	AA	-1.18%
Royal Bank of Canada	RY.TO	-1.15%
Tahoe Resources Inc	THO.TO	-1.09%
XL Group PLC	XL	-0.93%
Staples Inc	SPLS	-0.92%
Harris Corp	HRS	-0.69%
REC Solar ASA	RECSOL.OL	0.95%
Integrated Silicon Solution Inc	ISSI	1.01%
Rio Alto Mining Ltd	RIO.TO	1.09%
RTI International Metals Inc	RTI	1.15%
Square 1 Financial Inc	SQBK	1.18%
Home Loan Servicing Solutions Ltd	HLSS	1.22%
GFI Group Inc	GFIG	1.25%
Conwert Immobilien Invest SE	CONW.VI	1.26%
Sorin SpA	SORN.MI	1.29%

CSMA Index Components – Part 3

Tornier NV	TRNX	1.40%
Orbitz Worldwide Inc	OWW	1.42%
Brit PLC	BRIT.L	1.42%
Domino Printing Sciences PLC	DOPR.L	1.42%
Aer Lingus Group plc	AERL.I	1.57%
Banco BPI SA	BBPI.LS	1.65%
Axis Communications AB	AXIS.ST	1.65%
CSR PLC	CSR.L	1.67%
Polypore International Inc	PPO	1.70%
Aruba Networks Inc	ARUN	1.71%
TSB Banking Group PLC	TSB.L	1.71%
Life Time Fitness Inc	LTM	1.76%
Advent Software Inc	ADVS	1.78%
DMG MORI SEIKI AG	GILG.DE	1.84%
Susquehanna Bancshares Inc	SUSQ	1.85%
Synergy Health PLC	SYR.L	1.93%
Riverbed Technology Inc	RVBD	1.96%
Nutreco NV	NUO.AS	2.02%
Catlin Group Ltd	CGL.L	2.04%
Exelis Inc	XLS	2.07%
Cleco Corp	CNL	2.15%
Talisman Energy Inc	TLM.TO	2.25%
Jazztel PLC	JAZ.MC	2.26%

CSMA Index Components – Part 4

City National Corp/CA	CYN	2.26%
OmniVision Technologies Inc	OVTI	2.33%
Office Depot Inc	ODP	2.37%
Dresser-Rand Group Inc	DRC	2.45%
Pirelli & C. SpA	PECI.MI	2.45%
MeadWestvaco Corp	MWV	2.72%
Freescale Semiconductor Ltd	FSL	2.76%
Salix Pharmaceuticals Ltd	SLXP	2.82%
Friends Life Group Ltd	FLG.L	2.85%
Hospira Inc	HSP	3.13%
Lafarge SA	LAFP.PA	3.23%
Alere Inc	ALR	3.33%
Sigma-Aldrich Corp	SIAL	3.70%
Integrys Energy Group Inc	TEG	3.93%
TRW Automotive Holdings Corp	TRW	4.12%
Baker Hughes Inc	BHI	4.15%
Pepco Holdings Inc	POM	5.48%
Hudson City Bancorp Inc	HCBK	6.60%
Lorillard Inc	LO	6.88%
Time Warner Cable Inc	TWC	8.45%
USD Cash	USD=	20.65%

* Weights are as of March 31, 2015.

CSMB Overview – Part 1

Home > CSMB

CSMB: X-Links 2xLeveraged Merger Arbitrage ETN

The Credit Suisse X-Links 2xLeveraged Merger Arbitrage ETNs (such exchange traded notes, the "ETNs") are senior, unsecured debt securities issued by Credit Suisse AG ("Credit Suisse"), acting through its Nassau Branch, that are linked on a leveraged basis to the return of the Credit Suisse Merger Arbitrage Liquid Index (Net) (the "Index"). The Index is designed to provide exposure to a merger arbitrage investment strategy as represented by long and short positions in announced deals within the United States, Canada and Western Europe. The ETNs are listed on the NYSE Arca under the ticker symbol "CSMB". The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the ETNs.

The ETNs are not principal protected, are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

CSMB Related Information

- Factsheet
- Prospectus (including applicable Pricing Supplement)
- Pricing Supplement Addendum

Overview | Performance | Index Components

ETN Profile	
CUSIP:	22542D753
Primary Exchange:	NYSE Arca
Inception Date:	March 07, 2011
Maturity Date:	March 13, 2031
Leverage:	2x, reset monthly
Investor Fee Factor[1]:	0.55%

CSMB Overview – Part 2

Index Fee:	0.50%
Underlying Index:	Credit Suisse Merger Arbitrage Liquid Index (Net)
Index Ticker:	CSLABMN

1. In addition to the Investor Fee Factor, the ETN includes a redemption fee or charge for redemptions or repurchases at the option of the holder. The ETN also includes fees or charges in connection with leverage and stock borrow activities, as well as transaction costs in connection with implementing the index methodology. Such fees, charges and transaction costs may be formula-based and, therefore, not quantifiable. However, such fees, charges and transaction costs materially increase the costs of investing in the ETN. In addition, because of daily compounding, the actual investor fee realized may exceed the stated amount. Please see the pricing supplement for disclosure of fees or charges. Please consult your financial advisor to learn more about the costs associated with the purchase or sale of the ETN.

CSMB Performance – Part 1

CREDIT SUISSE X-Links Exchange Traded Notes Contact Us

Home > CSMB

CSMB: X-Links 2xLeveraged Merger Arbitrage ETN

The Credit Suisse X-Links 2xLeveraged Merger Arbitrage ETNs (such exchange traded notes, the "ETNs") are senior, unsecured debt securities issued by Credit Suisse AG ("Credit Suisse"), acting through its Nassau Branch, that are linked on a leveraged basis to the return of the Credit Suisse Merger Arbitrage Liquid Index (Net) (the "Index"). The Index is designed to provide exposure to a merger arbitrage investment strategy as represented by long and short positions in announced deals within the United States, Canada and Western Europe. The ETNs are listed on the NYSE Arca under the ticker symbol "CSMB". The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the ETNs.

The ETNs are not principal protected, are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

CSMB Related Information

- Factsheet
- Prospectus (including applicable Pricing Supplement)
- Pricing Supplement Addendum

Overview | Performance | Index Components

X-Links Monthly Performance Update

Data (as of June 15, 2015)			
Closing Indicative Value:	$18.00	Market Cap:	$2,377,185
Closing Traded Price:	$18.05	ETNs Outstanding:	131,700

CSMB Performance – Part 2

Performance (as of June 15, 2015)	1 mo.	3 mo.	6 mo.	YTD	1 Yr.	Since Note Incept.
CSMBIV (Indicative Value)*	-2.83%	2.64%	4.08%	1.69%	-6.50%	-10.00%
CSLABMN	-1.36%	1.55%	2.46%	1.25%	-2.42%	-1.61%

Historical performance data is not indicative of future performance of the Credit Suisse Merger Arbitrage Liquid Index (Net) or of what the value of the ETNs may be. The Index includes 0.50% p.a. index calculation fee. The ETN includes 0.55% p.a. annual investor fee. The performance data does not reflect fees or charges for redemptions or repurchases of the ETNs at the option of the holder.

* The "indicative value" referred to above is the Closing Indicative Value on the relevant dates. The indicative value is a calculated value and is not the same as the trading price of the ETNs and is not a price at which investors can buy or sell the ETNs in the secondary market. The actual trading price of the ETNs in the secondary market may vary significantly from their indicative value.

CSMB Performance – Part 3

Performance Chart (CSLABMN):

Performance Periods: 1 Year

Performance of the Credit Suisse Merger Arbitrage Liquid Index (Net)



1120
1110
1100
1090
1080
1070
1060
1050
1040
Closing Level
01 Jul 2014
01 Oct 2014
01 Jan 2015
01 Apr 2015
Date (Source: Bloomberg)

The above chart sets forth the actual historical performance of the CS Merger Arbitrage Liquid Index for the period indicated above. Historical performance is not indicative of future performance of the Index or of what the value of the ETNs may be. Any historical upward or downward trend in the level of the Index during any period set forth above is not any indication that the Index is more or less likely to increase or decrease at any time over the term of the ETNs. Because the ETNs are designed to reflect a leveraged exposure to the performance of the Index on a monthly basis, their returns over longer periods of time can, and most likely will, differ significantly from two times the return on a direct investment in the ETNs. The historical index performance and index levels therefore do not reflect how a leveraged investment such as the ETNs would perform over the same period of time. The Index includes 0.50% p.a. of index calculation fees. The above chart includes this index calculation fee but does not include any other fees or charges applicable to the ETNs which will reduce the amount of the return on the ETNs at maturity or upon repurchase by Credit Suisse.

CSMB Performance – Part 4

Performance Chart (CSMBIV):

Performance Periods: 1 Year

Performance of the Credit Suisse X-Links 2xLeveraged Merger Arbitrage ETN Indicative Value



20
19
19
18
18
17
Closing Level
01 Jul 2014
01 Oct 2014
01 Jan 2015
01 Apr 2015
Date (Source: Bloomberg)

The above chart sets forth the actual historical performance of the ETN indicative value for the period indicated above. Historical performance is not indicative of future performance of the index or the ETN. The historical ETN indicative value should not be taken as an indication of future performance, and no assurance can be given as to the future performance of the ETN. ETN performance does not reflect fees or charges for redemptions or repurchases of the ETNs at the option of the holder.

CSMB Index Components – Part 1

CSMB: X-Links 2xLeveraged Merger Arbitrage ETN

The Credit Suisse X-Links 2xLeveraged Merger Arbitrage ETNs (such exchange traded notes, the "ETNs") are senior, unsecured debt securities issued by Credit Suisse AG ("Credit Suisse"), acting through its Nassau Branch, that are linked on a leveraged basis to the return of the Credit Suisse Merger Arbitrage Liquid Index (Net) (the "Index"). The Index is designed to provide exposure to a merger arbitrage investment strategy as represented by long and short positions in announced deals within the United States, Canada and Western Europe. The ETNs are listed on the NYSE Arca under the ticker symbol "CSMB". The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the ETNs.

The ETNs are not principal protected, are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

CSMB Related Information

- Factsheet
- Prospectus (including applicable Pricing Supplement)
- Pricing Supplement Addendum

Overview | Performance | Index Components

Index Components

Name	Ticker	Weight* ▲
Comcast Corp	CMCSA	-9.15%
M&T Bank Corp	MTB	-6.72%
Holcim Ltd	HOLN.VX	-3.35%
Halliburton Co	HAL	-3.21%
Wisconsin Energy Corp	WEC	-3.04%
Aviva PLC	AV.L	-2.75%

CSMB Index Components – Part 2

Rock-Tenn Co	RKT	-2.75%
NXP Semiconductors NV	NXPI	-2.39%
Reynolds American Inc	RAI	-2.11%
STERIS Corp	STE	-1.70%
Wright Medical Group Inc	WMGI	-1.33%
BB&T Corp	BBT	-1.33%
Cyberonics Inc	CYBX	-1.30%
PacWest Bancorp	PACW	-1.24%
Alcoa Inc	AA	-1.18%
Royal Bank of Canada	RY.TO	-1.15%
Tahoe Resources Inc	THO.TO	-1.09%
XL Group PLC	XL	-0.93%
Staples Inc	SPLS	-0.92%
Harris Corp	HRS	-0.69%
REC Solar ASA	RECSOL.OL	0.95%
Integrated Silicon Solution Inc	ISSI	1.01%
Rio Alto Mining Ltd	RIO.TO	1.09%
RTI International Metals Inc	RTI	1.15%
Square 1 Financial Inc	SQBK	1.18%
Home Loan Servicing Solutions Ltd	HLSS	1.22%
GFI Group Inc	GFIG	1.25%
Conwert Immobilien Invest SE	CONW.VI	1.26%
Sorin SpA	SORN.MI	1.29%

CSMB Index Components – Part 3

Tornier NV	TRNX	1.40%
Orbitz Worldwide Inc	OWW	1.42%
Brit PLC	BRIT.L	1.42%
Domino Printing Sciences PLC	DOPR.L	1.42%
Aer Lingus Group plc	AERL.I	1.57%
Banco BPI SA	BBPI.LS	1.65%
Axis Communications AB	AXIS.ST	1.65%
CSR PLC	CSR.L	1.67%
Polypore International Inc	PPO	1.70%
Aruba Networks Inc	ARUN	1.71%
TSB Banking Group PLC	TSB.L	1.71%
Life Time Fitness Inc	LTM	1.76%
Advent Software Inc	ADVS	1.78%
DMG MORI SEIKI AG	GILG.DE	1.84%
Susquehanna Bancshares Inc	SUSQ	1.85%
Synergy Health PLC	SYR.L	1.93%
Riverbed Technology Inc	RVBD	1.96%
Nutreco NV	NUO.AS	2.02%
Catlin Group Ltd	CGL.L	2.04%
Exelis Inc	XLS	2.07%
Cleco Corp	CNL	2.15%
Talisman Energy Inc	TLM.TO	2.25%
Jazztel PLC	JAZ.MC	2.26%

CSMB Index Components – Part 4

City National Corp/CA	CYN	2.26%
OmniVision Technologies Inc	OVTI	2.33%
Office Depot Inc	ODP	2.37%
Dresser-Rand Group Inc	DRC	2.45%
Pirelli & C. SpA	PECI.MI	2.45%
MeadWestvaco Corp	MWV	2.72%
Freescale Semiconductor Ltd	FSL	2.76%
Salix Pharmaceuticals Ltd	SLXP	2.82%
Friends Life Group Ltd	FLG.L	2.85%
Hospira Inc	HSP	3.13%
Lafarge SA	LAFP.PA	3.23%
Alere Inc	ALR	3.33%
Sigma-Aldrich Corp	SIAL	3.70%
Integrys Energy Group Inc	TEG	3.93%
TRW Automotive Holdings Corp	TRW	4.12%
Baker Hughes Inc	BHI	4.15%
Pepco Holdings Inc	POM	5.48%
Hudson City Bancorp Inc	HCBK	6.60%
Lorillard Inc	LO	6.88%
Time Warner Cable Inc	TWC	8.45%
USD Cash	USD=	20.65%

* Weights are as of March 31, 2015.

CSMN Overview – Part 1

CREDIT SUISSE X-Links Exchange Traded Notes

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CSMN: X-Links HOLT™ Market Neutral Global Equity ETN

The Credit Suisse X-Links HOLT™ Market Neutral Global Equity ETNs (such exchange traded notes, the "ETNs") are senior, unsecured debt securities issued by Credit Suisse AG ("Credit Suisse"), acting through its Nassau Branch, that are linked to the return of the HS Market Neutral Index Powered by HOLT™ (the "Index"). The Index is designed to provide exposure to a market neutral investment strategy on equities as represented by North American, European, and Japanese stocks included in the Index. The ETNs are listed on NYSE Arca under the ticker symbol "CSMN". The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the ETNs.

The ETNs are not principal protected, are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

CSMN Related Information

- Factsheet
- Prospectus (including applicable Pricing Supplement)
- Pricing Supplement Addendum

Overview | Performance | Index Components

ETN Profile	
CUSIP:	22542D720
Primary Exchange:	NYSE Arca
Inception Date:	September 20, 2011

CSMN Overview – Part 2

Maturity Date:	September 22, 2031
Annual Investor Fee[1]:	1.05%
Underlying Index:	HS Market Neutral Index Powered by HOLT™
Index Ticker:	HSGMN

1. In addition to the Investor Fee Factor, the ETN includes a redemption fee or charge for redemptions or repurchases at the option of the holder. The ETN also includes fees or charges in connection with stock borrow activities, as well as transaction costs in connection with implementing the index methodology. Such fees, charges and transaction costs may be formula-based and, therefore, not quantifiable. However, such fees, charges and transaction costs materially increase the costs of investing in the ETN. In addition, because of daily compounding, the actual investor fee realized may exceed the stated amount. Please see the pricing supplement for disclosure of fees or charges. Please consult your financial advisor to learn more about the costs associated with the purchase or sale of the ETN.

CSMN Performance – Part 1

CSMN: X-Links HOLT™ Market Neutral Global Equity ETN

The Credit Suisse X-Links HOLT™ Market Neutral Global Equity ETNs (such exchange traded notes, the "ETNs") are senior, unsecured debt securities issued by Credit Suisse AG ("Credit Suisse"), acting through its Nassau Branch, that are linked to the return of the HS Market Neutral Index Powered by HOLT™ (the "Index"). The Index is designed to provide exposure to a market neutral investment strategy on equities as represented by North American, European, and Japanese stocks included in the Index. The ETNs are listed on NYSE Arca under the ticker symbol "CSMN". The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the ETNs.

The ETNs are not principal protected, are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

CSMN Related Information

- Factsheet
- Prospectus (including applicable Pricing Supplement)
- Pricing Supplement Addendum

Overview | Performance | Index Components

X-Links Monthly Performance Update

Data (as of June 16, 2015)

Closing Indicative Value:	$19.27	Market Cap:	$1,581,771
Closing Traded Price:	$18.66	ETNs Outstanding:	84,768

Performance (as of June 16, 2015)

	1 mo.	3 mo.	6 mo.	YTD	1 Yr.	Since Note Incept.
CSMNIV (Indicative Value)*	1.03%	1.12%	0.22%	1.53%	-4.17%	-3.65%
HSGMN	1.11%	1.37%	0.72%	1.99%	-3.20%	0.00%

CSMN Performance – Part 2

Historical performance data is not indicative of future performance of the HS Market Neutral Index or of what the value of the ETNs may be. The ETN includes 1.05% p.a. annual investor fee.
* The "indicative value" referred to above is the Closing Indicative Value on the relevant dates. The indicative value is a calculated value and is not the same as the trading price of the ETNs and is not a price at which investors can buy or sell the ETNs in the secondary market. The actual trading price of the ETNs in the secondary market may vary significantly from their indicative value.

Performance Chart (HSGMN):

Performance Periods: 1 Year

Performance of the HS Market Neutral Index Powered by HOLT™



360
355
350
345
340
335
Closing Level
01 Jul 2014
01 Oct 2014
01 Jan 2015
01 Apr 2015
Date (Source: Bloomberg)

The above chart sets forth the actual historical performance of the HS Market Neutral Index for the period indicated above. Historical performance is not indicative of future performance of the Index or of what the value of the ETNs may be. Any historical upward or downward trend in the level of the Index during any period set forth above is not any indication that the Index is more or less likely to increase or decrease at any time over the term of the ETNs.

CSMN Performance – Part 3

Performance Chart (CSMNIV):

Performance Periods: 1 Year

Performance of the Credit Suisse X-Links HOLT™ Market Neutral Global Equity ETN Indicative Value



20
20
19
19
Closing Level
01 Jul 2014
01 Oct 2014
01 Jan 2015
01 Apr 2015
Date (Source: Bloomberg)

The above chart sets forth the actual historical performance of the ETN indicative value for the period indicated above. Historical performance is not indicative of future performance of the index or the ETN. The historical ETN indicative value should not be taken as an indication of future performance, and no assurance can be given as to the future performance of the ETN.

CSMN Index Components – Part 1

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CSMN: X-Links HOLT™ Market Neutral Global Equity ETN

The Credit Suisse X-Links HOLT™ Market Neutral Global Equity ETNs (such exchange traded notes, the "ETNs") are senior, unsecured debt securities issued by Credit Suisse AG ("Credit Suisse"), acting through its Nassau Branch, that are linked to the return of the HS Market Neutral Index Powered by HOLT™ (the "Index"). The Index is designed to provide exposure to a market neutral investment strategy on equities as represented by North American, European, and Japanese stocks included in the Index. The ETNs are listed on NYSE Arca under the ticker symbol "CSMN". The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the ETNs.

The ETNs are not principal protected, are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

CSMN Related Information

- Factsheet
- Prospectus (including applicable Pricing Supplement)
- Pricing Supplement Addendum

Overview | Performance | Index Components

Index Components

Name	Ticker	Weight*
ADIDAS AG	ADS GR	-1.32%
ADMIRAL GROUP PLC	ADM LN	-1.32%
ADOBE SYSTEMS INC	ADBE US	-1.32%
AIR LIQUIDE	AI FP	-1.32%
ALEXION PHARMACEUTICALS INC	ALXN US	-1.32%
3M CO	MMM US	-1.32%

CSMN Index Components – Part 2

AMERICAN EXPRESS CO	AXP US	-1.32%
ANADARKO PETROLEUM CORP	APC US	-1.32%
APACHE CORP	APA US	-1.32%
ATOS SE	ATO FP	-1.32%
AMERICAN TOWER CORP	AMT US	-1.32%
BOSTON PROPERTIES INC	BXP US	-1.32%
BRENNTAG AG	BNR GR	-1.32%
BT GROUP PLC	BT/A LN	-1.32%
BUNZL PUBLIC LIMITED COMPANY	BNZL LN	-1.32%
BUREAU VERITAS REGISTRE INTERNATIONAL DE CLASSIFIC	BVI FP	-1.32%
CENTRICA PLC	CNA LN	-1.32%
COLGATE-PALMOLIVE CO	CL US	-1.32%
CRODA INTERNATIONAL PLC	CRDA LN	-1.32%
CROWN CASTLE INTL CORP	CCI US	-1.32%
DAIWA SECURITIES GROUP INC.(C)	8601 JP	-1.32%
DANAHER CORP	DHR US	-1.32%
DENSO CORPORATION(C)	6902 JP	-1.32%
EBAY INC	EBAY US	-1.32%
ECOLAB INC	ECL US	-1.32%
ELECTRICITE DE FRANCE	EDF FP	-1.32%
ENEL GREEN POWER SPA	EGPW IM	-1.32%
ENI - ENTE NAZIONALE IDROCARBURI	ENI IM	-1.32%
ESSILOR INTERNATIONAL COMPAGNIE GENERALE D'OPTIQUE	EI FP	-1.32%

CSMN Index Components – Part 3

EXPERIAN PLC	EXPN LN	-1.32%
EXPRESS SCRIPTS HOLDING CO	ESRX US	-1.32%
GENERAL MILLS INC	GIS US	-1.32%
HARGREAVES LANSDOWN PLC	HL/ LN	-1.32%
HITACHI, LTD.(C)	6501 JP	-1.32%
HULIC CO., LTD.(C)	3003 JP	-1.32%
ILIAD SA	ILD FP	-1.32%
ILLUMINA INC	ILMN US	-1.32%
INTERCONTINENTAL EXCHANGE	ICE US	-1.32%
JAPAN EXCHANGE GROUP, INC.(C)	8697 JP	-1.32%
JOHNSON MATTHEY PUBLIC LIMITED COMPANY	JMAT LN	-1.32%
KERING	KER FP	-1.32%
KINGFISHER PLC	KGF LN	-1.32%
KINTETSU CORPORATION(C)	9041 JP	-1.32%
KRAFT FOODS GROUP INC	KRFT US	-1.32%
LEGRAND S.A.	LR FP	-1.32%
LOCKHEED MARTIN CORP	LMT US	-1.32%
M3, INC.(C)	2413 JP	-1.32%
MARSH & MCLENNAN COS	MMC US	-1.32%
MCGRAW HILL FINANCIAL	MHFI US	-1.32%
MEDIASET	MS IM	-1.32%
MITSUBISHI MOTORS CORPORATION(C)	7211 JP	-1.32%
MONDELEZ INTERNATIONAL INC	MDLZ US	-1.32%

CSMN Index Components – Part 4

NEC CORPORATION(C)	6701 JP	-1.32%
NETFLIX INC	NFLX US	-1.32%
NIPPON BUILDING FUND LTD.(N)	8951 JP	-1.32%
NORTHROP GRUMMAN CORP	NOC US	-1.32%
ODAKYU ELECTRIC RAILWAY CO., LTD.(C)	9007 JP	-1.32%
ONO PHARMACEUTICAL CO., LTD.(C)	4528 JP	-1.32%
SAP AG	SAP GR	-1.32%
SCHWAB (CHARLES) CORP	SCHW US	-1.32%
SEVEN BANK, LTD.(C)	8410 JP	-1.32%
SHERWIN-WILLIAMS CO	SHW US	-1.32%
SONY FINANCIAL HOLDINGS INC.(C)	8729 JP	-1.32%
SPORTS DIRECT INTERNATIONAL PLC	SPD LN	-1.32%
SSE PLC	SSE LN	-1.32%
SUMITOMO ELECTRIC INDUSTRIES, LTD.(C)	5802 JP	-1.32%
UNITED PARCEL SERVICE INC	UPS US	-1.32%
RAKUTEN, INC.(C)	4755 JP	-1.32%
RANDSTAD HOLDING NV	RAND NA	-1.32%
THERMO FISHER SCIENTIFIC INC	TMO US	-1.32%
WHOLE FOODS MARKET INC	WFM US	-1.32%
WILLIAM HILL PLC	WMH LN	-1.32%
YAHOO INC	YHOO US	-1.32%
YAKULT HONSHA CO., LTD.(C)	2267 JP	-1.32%
TOTAL SA	FP FP	-1.32%

CSMN Index Components – Part 5

TUI AG	TUI1 GR	-1.32%
UNITED CONTINENTAL HLDGS INC	UAL US	1.32%
YAMAHA MOTOR CO., LTD.(C)	7272 JP	1.32%
TOKIO MARINE HOLDINGS, INC.(C)	8766 JP	1.32%
ROLLS ROYCE HOLDINGS PLC	RR/ LN	1.32%
UNITED UTILITIES GROUP PLC	UU/ LN	1.32%
VALEO SA	FR FP	1.32%
VALERO ENERGY CORP	VLO US	1.32%
VODAFONE GROUP PUBLIC LIMITED COMPANY	VOD LN	1.32%
VOPAK NV	VPK NA	1.32%
WAL-MART STORES INC	WMT US	1.32%
WALGREENS BOOTS ALLIANCE INC	WBA US	1.32%
SYSCO CORP	SYY US	1.32%
T & D HOLDINGS, INC.(C)	8795 JP	1.32%
TARGET CORP	TGT US	1.32%
TECHNIP	TEC FP	1.32%
TELEFONICA DEUTSCHLAND HOLDING AG	O2D GR	1.32%
SMITHS GROUP PLC	SMIN LN	1.32%
SOMPO JAPAN NIPPONKOA HOLDINGS, INC.(C)	8630 JP	1.32%
SONY CORPORATION(C)	6758 JP	1.32%
SEVERN TRENT PLC	SVT LN	1.32%
OTSUKA HOLDINGS CO., LTD.(C)	4578 JP	1.32%
PEARSON PLC	PSON LN	1.32%

CSMN Index Components – Part 6

PERSIMMON PLC	PSN LN	1.32%
PRYSMIAN SPA	PRY IM	1.32%
MORGAN STANLEY	MS US	1.32%
MS & AD INSURANCE GROUP HOLDINGS, INC.(C)	8725 JP	1.32%
MITSUBISHI UFJ FINANCIAL GROUP, INC.(C)	8306 JP	1.32%
MERCK KGAA	MRK GR	1.32%
METLIFE INC	MET US	1.32%
MITSUBISHI ELECTRIC CORPORATION(C)	6503 JP	1.32%
MARATHON PETROLEUM CORP	MPC US	1.32%
LILLY (ELI) & CO	LLY US	1.32%
KIRIN HOLDINGS COMPANY, LIMITED(C)	2503 JP	1.32%
KOMATSU LTD.(C)	6301 JP	1.32%
KONINKLIJKE BOSKALIS WESTMINSTER NV	BOKA NA	1.32%
KEYENCE CORPORATION(C)	6861 JP	1.32%
INTERNATIONAL PAPER CO	IP US	1.32%
INTU PROPERTIES PLC	INTU LN	1.32%
HUMANA INC	HUM US	1.32%
IBERDROLA S.A.	IBE SM	1.32%
HOCHTIEF AG	HOT GR	1.32%
HOYA CORPORATION(C)	7741 JP	1.32%
HEALTH CARE REIT INC	HCN US	1.32%
GOLDMAN SACHS GROUP INC	GS US	1.32%
FIAT CHRYSLER AUTOMOBILES NV	FCA IM	1.32%

CSMN Index Components – Part 7

FREEPORT-MCMORAN INC	FCX US	1.32%
FUJI HEAVY INDUSTRIES LTD.(C)	7270 JP	1.32%
GENERAL ELECTRIC CO	GE US	1.32%
GENERAL GROWTH PPTYS INC	GGP US	1.32%
DEUTSCHE LUFTHANSA AG	LHA GR	1.32%
CUMMINS INC	CMI US	1.32%
CVS HEALTH CORP	CVS US	1.32%
DAI-ICHI LIFE INSURANCE COMPANY,LIMITED, THE(C)	8750 JP	1.32%
DAIICHI SANKYO COMPANY, LIMITED(C)	4568 JP	1.32%
DAIMLER AG	DAI GR	1.32%
COMPAGNIE INDUSTRIELLE ET FINANCIERE D'INGENIERIE	ING FP	1.32%
CITIGROUP INC	C US	1.32%
CATERPILLAR INC	CAT US	1.32%
BRIDGESTONE CORPORATION(C)	5108 JP	1.32%
AMGEN INC	AMGN US	1.32%
AUTOMATIC DATA PROCESSING	ADP US	1.32%
AVAGO TECHNOLOGIES LTD	AVGO US	1.32%
BARCLAYS PLC	BARC LN	1.32%
BERKELEY GROUP HOLDINGS PLC	BKG LN	1.32%
BMW - BAYERISCHE MOTOREN WERKE	BMW GR	1.32%
APPLE INC	AAPL US	1.32%
ARCHER-DANIELS-MIDLAND CO	ADM US	1.32%
ARKEMA GROUP	AKE FP	1.32%

CSMN Index Components – Part 8

ASML HOLDING NV	ASML NA	1.32%
ANGLO AMERICAN PLC	AAL LN	1.32%
ANTHEM INC	ANTM US	1.32%
ANTOFAGASTA PLC	ANTO LN	1.32%
AMERICAN INTERNATIONAL GROUP	AIG US	1.32%
ACCIONA SA	ANA SM	1.32%
ALLSTATE CORP	ALL US	1.32%
AMERICAN AIRLINES GROUP INC	AAL US	1.32%

* Weights are as of March 31, 2015.

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Credit Suisse AG ("Credit Suisse") has filed a registration statement (including prospectus supplement and prospectus) with the Securities and Exchange Commission, or SEC, for the offering of securities. Before you invest, you should read the applicable pricing supplement, the Prospectus dated May 4, 2015 and Prospectus Supplement dated May 4, 2015 to understand fully the terms of the ETNs and other considerations that are important in making a decision about investing in the ETNs. You may get these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. The securities related to the offerings are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

MLPN Overview – Part 1

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MLPN: X-Links Cushing® MLP Infrastructure ETN

The Credit Suisse X-Links Cushing® MLP Infrastructure ETNs (such exchange traded notes, the "ETNs") are senior, unsecured debt securities issued by Credit Suisse AG ("Credit Suisse"), acting through its Nassau Branch, that are linked to the return of the Cushing® 30 MLP Index (the "Index"). The ETNs are designed to provide investors with exposure to the Cushing® 30 MLP Index and may pay a variable quarterly coupon linked to the cash distributions paid on the constituent MLPs in the Index, as reduced by the applicable fees. The ETNs are listed on NYSE Arca under the ticker symbol "MLPN". The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the ETNs.

The ETNs are not principal protected, are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

MLPN Related Information

- Factsheet
- Prospectus (including applicable Pricing Supplement)
- Addendum

Overview | Performance | Index Components | Coupon History

ETN Profile	
CUSIP:	22542D852
Primary Exchange:	NYSE Arca
Inception Date:	April 13, 2010
Maturity Date:	April 20, 2020
Annual Investor Fee[1]:	0.85%

MLPN Overview – Part 2

Annual Investor Fee[1]:	0.85%
Underlying Index:	Cushing® 30 MLP Index
Index Ticker:	MLPX

1. In addition to the Annual Investor Fee, the ETN includes a redemption fee or charge for redemptions or repurchases at the option of the holder. In addition, because of daily compounding, the actual investor fee realized may exceed the stated amount. Please see the pricing supplement for disclosure of fees or charges. Please consult your financial advisor to learn more about the costs associated with the purchase or sale of this ETN.

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Accessibility

Credit Suisse AG ("Credit Suisse") has filed a registration statement (including prospectus supplement and prospectus) with the Securities and Exchange Commission, or SEC, for the offering of securities. Before you invest, you should read the applicable pricing supplement, the Prospectus dated May 4, 2015 and Prospectus Supplement dated May 4, 2015 to understand fully the terms of the ETNs and other considerations that are important in making a decision about investing in the ETNs. You may get these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. The securities related to the offerings are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

MLPN Performance – Part 1

Home > MLPN

MLPN: X-Links Cushing® MLP Infrastructure ETN

The Credit Suisse X-Links Cushing® MLP Infrastructure ETNs (such exchange traded notes, the "ETNs") are senior, unsecured debt securities issued by Credit Suisse AG ("Credit Suisse"), acting through its Nassau Branch, that are linked to the return of the Cushing® 30 MLP Index (the "Index"). The ETNs are designed to provide investors with exposure to the Cushing® 30 MLP Index and may pay a variable quarterly coupon linked to the cash distributions paid on the constituent MLPs in the Index, as reduced by the applicable fees. The ETNs are listed on NYSE Arca under the ticker symbol "MLPN". The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the ETNs.

The ETNs are not principal protected, are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

MLPN Related Information

- Factsheet
- Prospectus (including applicable Pricing Supplement)
- Addendum

Overview | Performance | Index Components | Coupon History

X-Links Monthly Performance Update

Data (as of June 15, 2015)			
Closing Indicative Value:	$29.69	Market Cap:	$726,718,405
Closing Traded Price:	$29.66	ETNs Outstanding:	24,501,632

MLPN Performance – Part 2

Performance (as of June 15, 2015)						
	1 mo.	3 mo.	6 mo.	YTD	1 Yr.	Since Note Incept.
MLPNIV (Indicative Value)*	-6.58%	-0.55%	2.25%	-7.22%	-13.91%	48.45%
MLPX	-5.47%	-0.52%	2.22%	-7.27%	-13.93%	48.52%

Historical performance data is not indicative of future performance of the Cushing® 30 MLP Index or of what the value of the ETNs may be. The ETN includes 0.85% p.a. investor fee. Historical performance data reflects the price return only and does not include distributions of MLPN nor the distributions of the components of its underlying index, MLPX. In addition, the performance data does not reflect fees or charges for redemptions or repurchases of the ETNs at the option of the holder.

* The "indicative value" referred to above is the Closing Indicative Value on the relevant dates. The indicative value is a calculated value and is not the same as the trading price of the ETNs and is not a price at which investors can buy or sell the ETNs in the secondary market. The actual trading price of the ETNs in the secondary market may vary significantly from their indicative value.

MLPN Performance – Part 3

Performance Chart (MLPX):

Performance Periods: 1 Year

Performance of the Cushing® 30 MLP Index



520
500
480
460
440
420
Closing Level
01 Jul 2014
01 Oct 2014
01 Jan 2015
01 Apr 2015
Date (Source: Bloomberg)

The above chart sets forth the actual historical performance of the Cushing® 30 MLP Index for the period indicated above. Historical performance is not indicative of future performance of the Index or of what the value of the ETNs may be. Any historical upward or downward trend in the level of the Index during any period set forth above is not any indication that the Index is more or less likely to increase or decrease at any time over the term of the ETNs. Index performance does not reflect any fees or charges applicable to the ETNs.

MLPN Performance – Part 4

Performance Chart (MLPNIV):

Performance Periods: 1 Year

Performance of the Credit Suisse X-Links Cushing® MLP Infrastructure ETN Indicative Value



37
36
35
34
33
32
31
30
29
Closing Level
01 Jul 2014
01 Oct 2014
01 Jan 2015
01 Apr 2015
Date (Source: Bloomberg)

The above chart sets forth the actual historical performance of the ETN indicative value for the period indicated above. Historical performance is not indicative of future performance of the index or the ETN. The historical ETN indicative value should not be taken as an indication of future performance, and no assurance can be given as to the future performance of the ETN. ETN performance does not reflect fees or charges for redemptions or repurchases of the ETNs at the option of the holder.

MLPN Index Components – Part 1

Home > MLPN

MLPN: X-Links Cushing® MLP Infrastructure ETN

The Credit Suisse X-Links Cushing® MLP Infrastructure ETNs (such exchange traded notes, the "ETNs") are senior, unsecured debt securities issued by Credit Suisse AG ("Credit Suisse"), acting through its Nassau Branch, that are linked to the return of the Cushing® 30 MLP Index (the "Index"). The ETNs are designed to provide investors with exposure to the Cushing® 30 MLP Index and may pay a variable quarterly coupon linked to the cash distributions paid on the constituent MLPs in the Index, as reduced by the applicable fees. The ETNs are listed on NYSE Arca under the ticker symbol "MLPN". The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the ETNs.

The ETNs are not principal protected, are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

MLPN Related Information

- Factsheet
- Prospectus (including applicable Pricing Supplement)
- Addendum

Overview | Performance | Index Components | Coupon History

Index Components

Name	Ticker	Weight* ▲
EnLink Midstream Partners LP	ENLK UN	3.04%
DCP Midstream Partners LP	DPM UN	3.16%
Phillips 66 Partners LP	PSXP UN	3.19%
Crestwood Midstream Partners L.P.	CMLP UN	3.21%
Magellan Midstream Partners	MMP UN	3.22%

MLPN Index Components – Part 2

Alliance Resource Partners	ARLP UQ	3.24%
NGL Energy Partners LP	NGL UN	3.26%
Regency Energy Partners LP	RGP UN	3.28%
Energy Transfer Partners LP	ETP UN	3.29%
Sunoco Logistics Partners LP	SXL UN	3.29%
Energy Transfer Equity LP	ETE UN	3.29%
Sunoco LP	SUN UN	3.29%
Suburban Propane Partners LP	SPH UN	3.30%
Enbridge Energy Partners LP	EEP UN	3.30%
Boardwalk Pipeline Partners	BWP UN	3.32%
AmeriGas Partners LP	APU UN	3.32%
MPLX LP	MPLX UN	3.32%
Tesoro Logistics LP	TLLP UN	3.34%
Western Gas Partners LP	WES UN	3.36%
EQT Midstream Partners LP	EQM UN	3.38%
Enterprise Product Partners LP	EPD UN	3.39%
Enlink Midstream LLC	ENLC UN	3.40%
Plains All American Pipeline LP	PAA UN	3.41%
Williams Partners LP	WPZ UN	3.42%
ONEOK Partners LP	OKS UN	3.42%
Plains GP Holdings LP	PAGP UN	3.46%
The Williams Companies Inc	WMB UN	3.47%
Targa Resources Corp	TRGP UN	3.50%

MLPN Index Components – Part 3

TARGA RESOURCES PARTNERS LP	NGLS UN	3.54%
Markwest Energy Partners LP	MWE UN	3.57%

* Weights are as of March 31, 2015.

Print

Accessibility

Credit Suisse AG ("Credit Suisse") has filed a registration statement (including prospectus supplement and prospectus) with the Securities and Exchange Commission, or SEC, for the offering of securities. Before you invest, you should read the applicable pricing supplement, the Prospectus dated May 4, 2015 and Prospectus Supplement dated May 4, 2015 to understand fully the terms of the ETNs and other considerations that are important in making a decision about investing in the ETNs. You may get these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. The securities related to the offerings are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

MLPN Coupon History – Part 1

Home > MLPN

MLPN: X-Links Cushing® MLP Infrastructure ETN

The Credit Suisse X-Links Cushing® MLP Infrastructure ETNs (such exchange traded notes, the "ETNs") are senior, unsecured debt securities issued by Credit Suisse AG ("Credit Suisse"), acting through its Nassau Branch, that are linked to the return of the Cushing® 30 MLP Index (the "Index"). The ETNs are designed to provide investors with exposure to the Cushing® 30 MLP Index and may pay a variable quarterly coupon linked to the cash distributions paid on the constituent MLPs in the Index, as reduced by the applicable fees. The ETNs are listed on NYSE Arca under the ticker symbol "MLPN". The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the ETNs.

The ETNs are not principal protected, are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

MLPN Related Information

- Factsheet
- Prospectus (including applicable Pricing Supplement)
- Addendum

Overview | Performance | Index Components | Coupon History

Current Yield (annualized)* 4.84%

Ex Date	Record Date	Payment Date	Coupon
May 27, 2015	May 29, 2015	June 08, 2015	$0.3591
February 26, 2015	March 02, 2015	March 10, 2015	$0.3488
November 26, 2014	December 01, 2014	December 09, 2014	$0.3560
August 26, 2014	August 28, 2014	September 08, 2014	$0.3476
May 27, 2014	May 29, 2014	June 06, 2014	$0.3426

MLPN Coupon History – Part 2

February 27, 2014	March 03, 2014	March 11, 2014	$0.3265
November 26, 2013	November 29, 2013	December 09, 2013	$0.3308
August 26, 2013	August 28, 2013	September 06, 2013	$0.3225
May 24, 2013	May 29, 2013	June 06, 2013	$0.3636
February 27, 2013	March 01, 2013	March 11, 2013	$0.3447
November 27, 2012	November 29, 2012	December 07, 2012	$0.3342
August 24, 2012	August 28, 2012	September 06, 2012	$0.3271
May 24, 2012	May 29, 2012	June 06, 2012	$0.3613
February 27, 2012	February 29, 2012	March 08, 2012	$0.3326
November 25, 2011	November 29, 2011	December 07, 2011	$0.3347
August 24, 2011	August 26, 2011	September 06, 2011	$0.3197
May 25, 2011	May 27, 2011	June 07, 2011	$0.3228
February 25, 2011	March 01, 2011	March 09, 2011	$0.2946
November 24, 2010	November 29, 2010	December 07, 2010	$0.2993
August 25, 2010	August 27, 2010	September 07, 2010	$0.2900
May 26, 2010	May 28, 2010	June 08, 2010	$0.3192

Coupon information is not indicative of future coupons of the ETN.

* "Current Yield (Annualized)" for the ETN equals the most recent coupon shown above, multiplied by four (to annualize such coupon), divided by the most recent Closing Indicative Value of the ETN, and rounded to two decimal places for ease of analysis. The Current Yield (Annualized) is not indicative of future coupons, if any, on the ETN. The Current Yield (Annualized) only takes into consideration the most recent coupon, and is not indicative of what the actual annualized yield may be.

The ETN pays a variable quarterly coupon linked to the cash distributions, if any, on the underlying index constituents, less withholding taxes, if any. The amount of such coupon may vary significantly from quarter to quarter. Accordingly, the ETN's current yield will change over time. For more information regarding the ETN's coupons, please refer to the ETN's pricing supplement.

GLDI Overview – Part 1

Home > GLDI

GLDI: X-Links Gold Shares Covered Call ETN

The Credit Suisse X-Links Gold Shares Covered Call ETNs (such exchange traded notes, the "ETNs") are senior, unsecured debt securities issued by Credit Suisse AG ("Credit Suisse"), acting through its Nassau Branch, that are linked to the return of the Credit Suisse NASDAQ Gold FLOWS^{TM} (Formula-Linked OverWrite Strategy) 103 Index (the "Index"). The Index seeks to implement a "covered call" investment strategy by maintaining a notional long position in shares of the SPDR Gold Trust ETF (GLD UP) (the "GLD shares") while notionally selling monthly out-of-the-money call options on that position. We have listed the ETNs on The Nasdaq Stock Market ("Nasdaq") under the ticker symbol "GLDI". The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in a covered call strategy on GLD shares. The ETNs pay a monthly variable cash coupon based on the notional premiums received from selling the calls.

The ETNs are not principal protected, are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

GLDI Related Information

- Factsheet
- Prospectus (including applicable Pricing Supplement)
- Addendum

Overview | Performance | Coupon History

ETN Profile	
CUSIP:	22542D480
Primary Exchange:	NASDAQ
Inception Date:	January 28, 2013
Maturity Date:	February 02, 2033

GLDI Overview – Part 2

Annual Investor Fee[1]:	0.65%
Underlying Index:	Credit Suisse NASDAQ Gold FLOWS™ 103 Index
Index Ticker:	QGLDI

1. In addition to the Annual Investor Fee, the ETN includes a redemption fee or charge for redemptions or repurchases at the option of the holder. The ETN also includes transaction costs in connection with implementing the index methodology. Such fees, charges and transaction costs may be formula-based and, therefore, not quantifiable. However, such fees, charges and transaction costs materially increase the costs of investing in the ETN. In addition, because of daily compounding, the actual investor fee realized may exceed the stated amount. Please see the pricing supplement for disclosure of fees or charges. Please consult your financial advisor to learn more about the costs associated with the purchase or sale of the ETN.

GLDI Performance – Part 1

Home > GLDI

GLDI: X-Links Gold Shares Covered Call ETN

The Credit Suisse X-Links Gold Shares Covered Call ETNs (such exchange traded notes, the "ETNs") are senior, unsecured debt securities issued by Credit Suisse AG ("Credit Suisse"), acting through its Nassau Branch, that are linked to the return of the Credit Suisse NASDAQ Gold FLOWS™ (Formula-Linked OverWrite Strategy) 103 Index (the "Index"). The Index seeks to implement a "covered call" investment strategy by maintaining a notional long position in shares of the SPDR Gold Trust ETF (GLD UP) (the "GLD shares") while notionally selling monthly out-of-the-money call options on that position. We have listed the ETNs on The Nasdaq Stock Market ("Nasdaq") under the ticker symbol "GLDI". The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in a covered call strategy on GLD shares. The ETNs pay a monthly variable cash coupon based on the notional premiums received from selling the calls.

The ETNs are not principal protected, are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

GLDI Related Information

- Factsheet
- Prospectus (including applicable Pricing Supplement)
- Addendum

Overview | Performance | Coupon History

X-Links Monthly Performance Update

Data (as of June 15, 2015)			
Closing Indicative Value:	$11.73	Market Cap:	$32,901,175
Closing Traded Price:	$11.75	ETNs Outstanding:	2,800,100

GLDI Performance – Part 2

Performance (as of June 15, 2015)

	1 mo.	3 mo.	6 mo.	YTD	1 Yr.	Since Note Incept.
GLDIIV (Indicative Value)*	-2.17%	1.56%	-4.17%	-2.01%	-14.19%	-41.35%
QGLDI	-2.61%	0.97%	-2.72%	-2.45%	-14.29%	-40.88%

Historical performance data is not indicative of future performance of the Credit Suisse NASDAQ Gold FLOWS™ 103 Index or of what the value of the ETNs may be. The ETN includes 0.65% p.a. annual investor fee. The performance data does not reflect fees or charges for redemptions or repurchases of the ETNs at the option of the holder.

Historical performance data reflects the price return only and does not include distributions of GLDI nor the distributions of its underlying index, QGLDI.

* The "indicative value" referred to above is the Closing Indicative Value on the relevant dates. The indicative value is a calculated value and is not the same as the trading price of the ETNs and is not a price at which investors can buy or sell the ETNs in the secondary market. The actual trading price of the ETNs in the secondary market may vary significantly from their indicative value.

GLDI Performance – Part 3

Performance Chart (QGLDI):

Performance Periods: 1 Year

Performance of the Credit Suisse NASDAQ Gold FLOWS™ 103 Index


4700
4600
4500
4400
4300
4200
4100
4000
3900
3800
Closing Level
01 Jul 2014
01 Oct 2014
01 Jan 2015
01 Apr 2015
Date (Source: Bloomberg)

The above chart sets forth the actual historical performance of the Credit Suisse NASDAQ Gold FLOWS™ 103 Index from October 15, 2012 to the present. Historical performance is not indicative of future performance of the Index or of what the value of the ETNs may be. Any historical upward or downward trend in the level of the Index during any period set forth above is not any indication that the Index is more or less likely to increase or decrease at any time over the term of the ETNs. Index performance does not reflect any fees or charges applicable to the ETNs.

GLDI Performance – Part 4

Performance Chart (GLDIIV):

Performance Periods: 1 Year

Performance of the Credit Suisse X-Links Gold Shares Covered Call ETN Indicative Value



14
14
13
13
12
12
Closing Level
01 Jul 2014
01 Oct 2014
01 Jan 2015
01 Apr 2015
Date (Source: Bloomberg)

The above chart sets forth the actual historical performance of the ETN indicative value for the period indicated above. Historical performance is not indicative of future performance of the index or the ETN. The historical ETN indicative value should not be taken as an indication of future performance, and no assurance can be given as to the future performance of the ETN. ETN performance does not reflect fees or charges for redemptions or repurchases of the ETNs at the option of the holder.

GLDI Coupon History – Part 1

Home > GLDI

GLDI: X-Links Gold Shares Covered Call ETN

The Credit Suisse X-Links Gold Shares Covered Call ETNs (such exchange traded notes, the "ETNs") are senior, unsecured debt securities issued by Credit Suisse AG ("Credit Suisse"), acting through its Nassau Branch, that are linked to the return of the Credit Suisse NASDAQ Gold FLOWS™ (Formula-Linked OverWrite Strategy) 103 Index (the "Index"). The Index seeks to implement a "covered call" investment strategy by maintaining a notional long position in shares of the SPDR Gold Trust ETF (GLD UP) (the "GLD shares") while notionally selling monthly out-of-the-money call options on that position. We have listed the ETNs on The Nasdaq Stock Market ("Nasdaq") under the ticker symbol "GLDI". The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in a covered call strategy on GLD shares. The ETNs pay a monthly variable cash coupon based on the notional premiums received from selling the calls.

The ETNs are not principal protected, are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

GLDI Related Information

- Factsheet
- Prospectus (including applicable Pricing Supplement)
- Addendum

Overview | Performance | Coupon History

Current Yield (annualized)* 6.04%

Ex Date	Record Date	Payment Date	Coupon
May 18, 2015	May 20, 2015	May 26, 2015	$0.0328
April 20, 2015	April 22, 2015	April 27, 2015	$0.0641
March 18, 2015	March 20, 2015	March 25, 2015	$0.0801
February 18, 2015	February 20, 2015	February 25, 2015	$0.1552

GLDI Coupon History – Part 2

January 16, 2015	January 21, 2015	January 26, 2015	$0.1442
December 18, 2014	December 22, 2014	December 29, 2014	$0.2317
November 18, 2014	November 20, 2014	November 25, 2014	$0.1464
October 20, 2014	October 22, 2014	October 27, 2014	$0.0476
September 18, 2014	September 22, 2014	September 25, 2014	$0.1389
August 18, 2014	August 20, 2014	August 26, 2014	$0.0774
July 18, 2014	July 22, 2014	July 25, 2014	$0.0722
June 18, 2014	June 20, 2014	June 25, 2014	$0.0491
May 19, 2014	May 21, 2014	May 27, 2014	$0.0939
April 17, 2014	April 22, 2014	April 25, 2014	$0.1764
March 18, 2014	March 20, 2014	March 25, 2014	$0.2008
February 19, 2014	February 21, 2014	February 26, 2014	$0.1086
January 17, 2014	January 22, 2014	January 27, 2014	$0.1355
December 18, 2013	December 20, 2013	December 27, 2013	$0.1167
November 18, 2013	November 20, 2013	November 25, 2013	$0.1269
October 18, 2013	October 22, 2013	October 25, 2013	$0.0829
September 18, 2013	September 20, 2013	September 25, 2013	$0.2090
August 19, 2013	August 21, 2013	August 27, 2013	$0.3479
July 18, 2013	July 22, 2013	July 25, 2013	$0.1717
June 18, 2013	June 20, 2013	June 25, 2013	$0.1340
May 20, 2013	May 22, 2013	May 28, 2013	$0.0572
April 18, 2013	April 22, 2013	April 25, 2013	$0.1319
March 18, 2013	March 20, 2013	March 25, 2013	$0.0724

GLDI Coupon History – Part 3

March 18, 2013	March 20, 2013	March 25, 2013	$0.0724
February 15, 2013	February 20, 2013	February 25, 2013	$0.1146

Coupon information is not indicative of future coupons of the ETN.

* "Current Yield (Annualized)" for the ETN equals the sum of the three most recent coupons shown above, multiplied by four (to annualize such coupons), divided by the most recent Closing Indicative Value of the ETN, and rounded to two decimal places for ease of analysis. The Current Yield (Annualized) is not indicative of future coupons, if any, on the ETN. The Current Yield (Annualized) only takes into consideration the three most recent coupons, and is not indicative of what the actual annualized yield may be.

The ETN pays a variable monthly coupon linked to the cash distributions, if any, on the underlying index constituents, less withholding taxes, if any. The amount of such coupon is expected to vary significantly from month to month. Accordingly, the ETN's current yield will change over time. Investors should not rely on individual coupons to calculate the ETN's Current Yield (Annualized). For more information regarding the ETN's coupons, please refer to the ETN's pricing supplement.

SLVO Overview – Part 1

Home > SLVO

SLVO: X-Links Silver Shares Covered Call ETN

The Credit Suisse X-Links Silver Shares Covered Call ETNs (such exchange traded notes, the "ETNs") are senior, unsecured debt securities issued by Credit Suisse AG ("Credit Suisse"), acting through its Nassau Branch that are linked to the return of the Credit Suisse NASDAQ Silver FLOWS™ (Formula-Linked OverWrite Strategy) 106 Index (the "Index"). The Index seeks to implement a "covered call" investment strategy by maintaining a notional long position in shares of the iShares® Silver Trust ETF (SLV UP) (the "SLV shares") while notionally selling monthly out-of-the-money call options on that position. The ETNs are listed on The Nasdaq Stock Market ("Nasdaq") under the ticker symbol "SLVO". The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in a covered call strategy on SLV shares. The ETNs pay a monthly variable cash coupon based on the notional premiums received from selling the calls.

The ETNs are not principal protected, are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

SLVO Related Information

- Factsheet
- Prospectus (including applicable Pricing Supplement)
- Pricing Supplement Addendum

Overview | Performance | Coupon History

ETN Profile	
CUSIP:	22542D449
Primary Exchange:	NASDAQ
Inception Date:	April 16, 2013
Maturity Date:	April 21, 2033
Annual Investor Fee[1]:	0.65%

SLVO Overview – Part 2

Underlying Index:	Credit Suisse NASDAQ Silver FLOWS™ 106 Index
Index Ticker:	QSLVO

1. In addition to the Annual Investor Fee, the ETN includes a redemption fee or charge for redemptions or repurchases at the option of the holder. The ETN also includes transaction costs in connection with implementing the index methodology. Such fees, charges and transaction costs may be formula-based and, therefore, not quantifiable. However, such fees, charges and transaction costs materially increase the costs of investing in the ETN. In addition, because of daily compounding, the actual investor fee realized may exceed the stated amount. Please see the pricing supplement for disclosure of fees or charges. Please consult your financial advisor to learn more about the costs associated with the purchase or sale of the ETN.

SLVO Performance – Part 1

Home > SLVO

SLVO: X-Links Silver Shares Covered Call ETN

The Credit Suisse X-Links Silver Shares Covered Call ETNs (such exchange traded notes, the "ETNs") are senior, unsecured debt securities issued by Credit Suisse AG ("Credit Suisse"), acting through its Nassau Branch that are linked to the return of the Credit Suisse NASDAQ Silver FLOWS™ (Formula-Linked OverWrite Strategy) 106 Index (the "Index"). The Index seeks to implement a "covered call" investment strategy by maintaining a notional long position in shares of the iShares® Silver Trust ETF (SLV UP) (the "SLV shares") while notionally selling monthly out-of-the-money call options on that position. The ETNs are listed on The Nasdaq Stock Market ("Nasdaq") under the ticker symbol "SLVO". The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in a covered call strategy on SLV shares. The ETNs pay a monthly variable cash coupon based on the notional premiums received from selling the calls.

The ETNs are not principal protected, are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

SLVO Related Information

- Factsheet
- Prospectus (including applicable Pricing Supplement)
- Pricing Supplement Addendum

Overview | Performance | Coupon History

X-Links Monthly Performance Update

Data (as of June 15, 2015)			
Closing Indicative Value:	$11.14	Market Cap:	$26,273,000
Closing Traded Price:	$11.18	ETNs Outstanding:	2,350,000

Performance (as of June 15, 2015)

SLVO Performance – Part 2

	1 mo.	3 mo.	6 mo.	YTD	1 Yr.	Since Note Incept.
SLVOIV (Indicative Value)*	-6.39%	1.92%	-4.70%	-0.98%	-26.52%	N/A
QSLVO	-6.82%	1.20%	-3.54%	-1.56%	-26.69%	-44.01%

Historical performance data is not indicative of future performance of the Credit Suisse NASDAQ Silver FLOWS^{TM} 106 Index or of what the value of the ETNs may be. The ETN includes 0.65% p.a. annual investor fee.
Historical performance data reflects the price return only and does not include distributions of SLVO nor the distributions of its underlying index, QSLVO. In addition, the performance data does not reflect fees or charges for redemptions or repurchases of the ETNs at the option of the holder.
* The "indicative value" referred to above is the Closing Indicative Value on the relevant dates. The indicative value is a calculated value and is not the same as the trading price of the ETNs and is not a price at which investors can buy or sell the ETNs in the secondary market. The actual trading price of the ETNs in the secondary market may vary significantly from their indicative value.

Performance Chart (QSLVO):

Performance Periods: 1 Year

Performance of the Credit Suisse NASDAQ Silver FLOWS^{TM} 106 Index



Closing Level
4400
4200
4000
3800
3600
3400
3200
3000
01 Jul 2014
01 Oct 2014
01 Jan 2015
01 Apr 2015

SLVO Performance – Part 3

The above chart sets forth the actual historical performance of the Credit Suisse NASDAQ Silver FLOWS™ 106 Index from March 28, 2013 to the present. Historical performance is not indicative of future performance of the Index or of what the value of the ETNs may be. Any historical upward or downward trend in the level of the Index during any period set forth above is not any indication that the Index is more or less likely to increase or decrease at any time over the term of the ETNs. Index performance does not reflect any fees or charges applicable to the ETNs.

Performance Chart (SLVOIV):

Performance Periods: 1 Year

Performance of the Credit Suisse X-Links Silver Shares Covered Call ETN Indicative Value



16
15
14
13
12
11
Closing Level
01 Jul 2014
01 Oct 2014
01 Jan 2015
01 Apr 2015
Date (Source: Bloomberg)

The above chart sets forth the actual historical performance of the ETN indicative value for the period indicated above. Historical performance is not indicative of future performance of the index or the ETN. The historical ETN indicative value should not be taken as an indication of future performance, and no assurance can be given as to the future performance of the ETN. ETN performance does not reflect fees or charges for redemptions or repurchases of the ETNs at the option of the holder.

SLVO Coupon History – Part 1

Home > SLVO

SLVO: X-Links Silver Shares Covered Call ETN

The Credit Suisse X-Links Silver Shares Covered Call ETNs (such exchange traded notes, the "ETNs") are senior, unsecured debt securities issued by Credit Suisse AG ("Credit Suisse"), acting through its Nassau Branch that are linked to the return of the Credit Suisse NASDAQ Silver FLOWS™ (Formula-Linked OverWrite Strategy) 106 Index (the "Index"). The Index seeks to implement a "covered call" investment strategy by maintaining a notional long position in shares of the iShares® Silver Trust ETF (SLV UP) (the "SLV shares") while notionally selling monthly out-of-the-money call options on that position. The ETNs are listed on The Nasdaq Stock Market ("Nasdaq") under the ticker symbol "SLVO". The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in a covered call strategy on SLV shares. The ETNs pay a monthly variable cash coupon based on the notional premiums received from selling the calls.

The ETNs are not principal protected, are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

SLVO Related Information

- Factsheet
- Prospectus (including applicable Pricing Supplement)
- Pricing Supplement Addendum

Overview | Performance | Coupon History

Current Yield (annualized)* 9.18%

Ex Date	Record Date	Payment Date	Coupon
May 18, 2015	May 20, 2015	May 26, 2015	$0.0469
April 20, 2015	April 22, 2015	April 27, 2015	$0.0662
March 18, 2015	March 20, 2015	March 25, 2015	$0.1426
February 18, 2015	February 20, 2015	February 25, 2015	$0.2412

SLVO Coupon History – Part 2

January 16, 2015	January 21, 2015	January 26, 2015	$0.2104
December 18, 2014	December 22, 2014	December 29, 2014	$0.2054
November 18, 2014	November 20, 2014	November 25, 2014	$0.1114
October 20, 2014	October 22, 2014	October 27, 2014	$0.0505
September 18, 2014	September 22, 2014	September 25, 2014	$0.0564
August 18, 2014	August 20, 2014	August 26, 2014	$0.1169
July 18, 2014	July 22, 2014	July 25, 2014	$0.1054
June 18, 2014	June 20, 2014	June 25, 2014	$0.1327
May 19, 2014	May 21, 2014	May 27, 2014	$0.1328
April 17, 2014	April 22, 2014	April 25, 2014	$0.2302
March 18, 2014	March 20, 2014	March 25, 2014	$0.4375
February 19, 2014	February 21, 2014	February 26, 2014	$0.1312
January 17, 2014	January 22, 2014	January 27, 2014	$0.1397
December 18, 2013	December 20, 2013	December 27, 2013	$0.2021
November 18, 2013	November 20, 2013	November 25, 2013	$0.2189

SLVO Coupon History – Part 3

November 18, 2013	November 20, 2013	November 25, 2013	$0.2189
October 18, 2013	October 22, 2013	October 25, 2013	$0.1554
September 18, 2013	September 20, 2013	September 25, 2013	$0.2463
August 19, 2013	August 21, 2013	August 27, 2013	$0.3319
July 18, 2013	July 22, 2013	July 25, 2013	$0.2497
June 18, 2013	June 20, 2013	June 25, 2013	$0.1830
May 20, 2013	May 22, 2013	May 28, 2013	$0.1721

Coupon information is not indicative of future coupons of the ETN.

* "Current Yield (Annualized)" for the ETN equals the sum of the three most recent coupons shown above, multiplied by four (to annualize such coupons), divided by the most recent Closing Indicative Value of the ETN, and rounded to two decimal places for ease of analysis. The Current Yield (Annualized) is not indicative of future coupons, if any, on the ETN. The Current Yield (Annualized) only takes into consideration the three most recent coupons, and is not indicative of what the actual annualized yield may be.

The ETN pays a variable monthly coupon linked to the cash distributions, if any, on the underlying index constituents, less withholding taxes, if any. The amount of such coupon is expected to vary significantly from month to month. Accordingly, the ETN's current yield will change over time. Investors should not rely on individual coupons to calculate the ETN's Current Yield (Annualized). For more information regarding the ETN's coupons, please refer to the ETN's pricing supplement.

CSCB Overview – Part 1

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CSCB: X-Links Commodity Benchmark ETN

The Credit Suisse X-Links Commodity Benchmark ETNs (such exchange traded notes, the "ETNs") are senior, unsecured debt securities issued by Credit Suisse AG ("Credit Suisse"), acting through its Nassau Branch, that are linked to the Credit Suisse Commodity Benchmark Total Return Index (the "Index"). The Index is designed to provide monthly rebalanced, longonly diversified exposure to commodities through notional investments in rolling futures contracts on physical commodities. The ETNs are listed on NYSE Arca under the ticker symbol "CSCB". The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in them.

The ETNs are not principal protected, are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

CSCB Related Information

- Factsheet
- Prospectus (including applicable Pricing Supplement)
- Pricing Supplement Addendum

Overview | Performance | Index Components

ETN Profile	
CUSIP:	22542D472
Primary Exchange:	NYSE Arca
Inception Date:	June 11, 2013
Maturity Date:	June 15, 2033
Investor Fee Factor[1]:	0.65%

CSCB Overview – Part 2

Underlying Index:	Credit Suisse Commodity Benchmark Total Return Index
Index Ticker:	CSIXTR

1. In addition to the Investor Fee Factor, the ETN includes a redemption fee or charge for redemptions or repurchases at the option of the holder. In addition, because of daily compounding, the actual investor fee realized may exceed the stated amount. Please see the pricing supplement for disclosure of fees or charges. Please consult your financial advisor to learn more about the costs associated with the purchase or sale of this ETN.

CSCB Performance – Part 1

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CSCB: X-Links Commodity Benchmark ETN

The Credit Suisse X-Links Commodity Benchmark ETNs (such exchange traded notes, the "ETNs") are senior, unsecured debt securities issued by Credit Suisse AG ("Credit Suisse"), acting through its Nassau Branch, that are linked to the Credit Suisse Commodity Benchmark Total Return Index (the "Index"). The Index is designed to provide monthly rebalanced, longonly diversified exposure to commodities through notional investments in rolling futures contracts on physical commodities. The ETNs are listed on NYSE Arca under the ticker symbol "CSCB". The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in them.

The ETNs are not principal protected, are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

CSCB Related Information

- Factsheet
- Prospectus (including applicable Pricing Supplement)
- Pricing Supplement Addendum

Overview | Performance | Index Components

X-Links Monthly Performance Update

Data (as of June 15, 2015)			
Closing Indicative Value:	$14.67	Market Cap:	$1,465,000
Closing Traded Price:	$14.65	ETNs Outstanding:	100,000

Performance (as of June 15, 2015)

	1 mo.	3 mo.	6 mo.	YTD	1 Yr.	Since Note Incept.

CSCB Performance – Part 2

CSCBIV (Indicative Value)*	-4.37%	6.61%	-6.56%	-2.00%	-32.74%	-26.65%
CSIXTR	-4.34%	6.75%	-6.29%	-1.72%	-32.31%	-25.70%

Historical performance data is not indicative of future performance of the Credit Suisse Commodity Benchmark Total Return Index or of what the value of the ETNs may be. The ETN includes 0.65% p.a. annual investor fee. The performance data does not reflect fees or charges for redemptions or repurchases of the ETNs at the option of the holder.
* The "indicative value" referred to above is the Closing Indicative Value on the relevant dates. The indicative value is a calculated value and is not the same as the trading price of the ETNs and is not a price at which investors can buy or sell the ETNs in the secondary market. The actual trading price of the ETNs in the secondary market may vary significantly from their indicative value.

Performance Chart (CSIXTR):

Performance Periods: 1 Year

Performance of the Credit Suisse Commodity Benchmark Total Return Index


6500
6000
5500
5000
4500
4000
Closing Level
01 Jul 2014
01 Oct 2014
01 Jan 2015
01 Apr 2015
Date (Source: Bloomberg)

CSCB Performance – Part 3

The above chart sets forth the actual historical performance of the Credit Suisse Commodity Benchmark Total Return Index for the period indicated above. Historical performance is not indicative of future performance of the Index or of what the value of the ETNs may be. Any historical upward or downward trend in the level of the Index during any period set forth above is not any indication that the Index is more or less likely to increase or decrease at any time over the term of the ETNs. Index performance does not reflect any fees or charges applicable to the ETNs.

Performance Chart (CSCBIV):

Performance Periods: 1 Year

Performance of the Credit Suisse X-Links Commodity Benchmark ETN Indicative Value



22
20
18
16
14
Closing Level
01 Jul 2014
01 Oct 2014
01 Jan 2015
01 Apr 2015
Date (Source: Bloomberg)

The above chart sets forth the actual historical performance of the ETN indicative value for the period indicated above. Historical performance is not indicative of future performance of the index or the ETN. The historical ETN indicative value should not be taken as an indication of future performance, and no assurance can be given as to the future performance of the ETN. ETN performance does not reflect fees or charges for redemptions or repurchases of the ETNs at the option of the holder.

CSCB Index Components – Part 1

Home > CSCB

CSCB: X-Links Commodity Benchmark ETN

The Credit Suisse X-Links Commodity Benchmark ETNs (such exchange traded notes, the "ETNs") are senior, unsecured debt securities issued by Credit Suisse AG ("Credit Suisse"), acting through its Nassau Branch, that are linked to the Credit Suisse Commodity Benchmark Total Return Index (the "Index"). The Index is designed to provide monthly rebalanced, longonly diversified exposure to commodities through notional investments in rolling futures contracts on physical commodities. The ETNs are listed on NYSE Arca under the ticker symbol "CSCB". The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in them.

The ETNs are not principal protected, are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

CSCB Related Information

- Factsheet
- Prospectus (including applicable Pricing Supplement)
- Pricing Supplement Addendum

Overview | Performance | Index Components

Index Components

Name	Ticker	Weight*
Sugar #5	LSU	0.18%
Coffee Robusta	LRC	0.32%
Feeder Cattle	FC	0.39%
Soybean Oil	BO	0.41%
Milling Wheat	BL2	0.63%
Soybean Meal	SM	0.70%

CSCB Index Components – Part 2

Cocoa (ICE)	CC	0.78%
Cocoa (LIFFE)	LCC	0.84%
Copper High Grade	HG	0.94%
HRW Wheat	KW	1.23%
Palladium	PA	1.44%
Coffee 'C' Arabica	KC	1.56%
Platinum	PL	1.63%
Lead Standard	MPB	1.65%
Silver	SI	1.78%
Lean Hogs	LH	1.79%
Nickel Primary	MNI	1.85%
Zinc High Grade	MZN	1.95%
Live Cattle	LC	2.02%
Sugar #11	SB	2.26%
Cotton	CT	2.42%
Soybeans	S	2.47%
Heating Oil	HO	2.62%
SRW Wheat	W	2.83%
Copper Grade A.	MCU	3.09%
Gasoil	LGO	3.23%
Aluminium Primary	MAL	3.25%
Gold	GC	3.33%
Natural Gas	NG	3.57%

CSCB Index Components – Part 3

Natural Gas	NG	3.57%
Corn	C	4.67%
WTI Crude Oil (ICE)	WTCL	4.87%
RBOB Gasoline	RB	5.94%
WTI Crude Oil	CL	14.30%
Brent Crude Oil	LCO	19.08%

* Weights are as of March 31, 2015.

CSCR Overview – Part 1

Home > CSCR

CSCR: X-Links Commodity Rotation ETN

The Credit Suisse X-Links Commodity Rotation ETNs (such exchange traded notes, the "ETNs") are senior, unsecured debt securities issued by Credit Suisse AG ("Credit Suisse"), acting through its Nassau Branch, that are linked to the Credit Suisse Commodity Backwardation Total Return Index. The Index is a long-only commodity index that follows a rules-based strategy to select eight components based on the price of the commodity futures contracts of various terms. The ETNs are listed on NYSE Arca under the ticker symbol "CSCR". The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in them.

The ETNs are not principal protected, are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

CSCR Related Information

- Factsheet
- Prospectus (including applicable Pricing Supplement)

Overview | Performance | Index Components

ETN Profile	
CUSIP:	22542D456
Primary Exchange:	NYSE Arca
Inception Date:	June 11, 2013
Maturity Date:	June 15, 2033
Investor Fee Factor[1]:	0.85%

CSCR Overview – Part 2

Underlying Index:	Credit Suisse Commodity Backwardation Total Return Index
Index Ticker:	CSCUBKTR

1. In addition to the Investor Fee Factor, the ETN includes a redemption fee or charge for redemptions or repurchases at the option of the holder. In addition, because of daily compounding, the actual investor fee realized may exceed the stated amount. Please see the pricing supplement for disclosure of fees or charges. Please consult your financial advisor to learn more about the costs associated with the purchase or sale of this ETN.

CSCR Performance – Part 1

Home > CSCR

CSCR: X-Links Commodity Rotation ETN

The Credit Suisse X-Links Commodity Rotation ETNs (such exchange traded notes, the "ETNs") are senior, unsecured debt securities issued by Credit Suisse AG ("Credit Suisse"), acting through its Nassau Branch, that are linked to the Credit Suisse Commodity Backwardation Total Return Index. The Index is a long-only commodity index that follows a rules-based strategy to select eight components based on the price of the commodity futures contracts of various terms. The ETNs are listed on NYSE Arca under the ticker symbol "CSCR". The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in them.

The ETNs are not principal protected, are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

CSCR Related Information

- Factsheet
- Prospectus (including applicable Pricing Supplement)

Overview | Performance | Index Components

X-Links Monthly Performance Update

Data (as of June 15, 2015)

Closing Indicative Value:	$14.96	Market Cap:	$1,911,250
Closing Traded Price:	$15.29	ETNs Outstanding:	125,000

Performance (as of June 15, 2015)

	1 mo.	3 mo.	6 mo.	YTD	1 Yr.	Since Note Incept.

CSCR Performance – Part 2

CSCRIV (Indicative Value)*	-4.90%	2.26%	-7.20%	-2.92%	-27.24%	-25.20%
CSCUBKTR	-4.82%	2.47%	-6.78%	-2.53%	-26.61%	-23.90%

Historical performance data is not indicative of future performance of the Credit Suisse Commodity Backwardation Total Return Index or of what the value of the ETNs may be. The ETN includes 0.85% p.a. annual investor fee. The performance data does not reflect fees or charges for redemptions or repurchases of the ETNs at the option of the holder.

* The "indicative value" referred to above is the Closing Indicative Value on the relevant dates. The indicative value is a calculated value and is not the same as the trading price of the ETNs and is not a price at which investors can buy or sell the ETNs in the secondary market. The actual trading price of the ETNs in the secondary market may vary significantly from their indicative value.

Performance Chart (CSCUBKTR):

Performance Periods: 1 Year

Performance of the Credit Suisse Commodity Backwardation Total Return Index


19000
18000
17000
16000
15000
14000
13000
Closing Level
01 Jul 2014
01 Oct 2014
01 Jan 2015
01 Apr 2015
Date (Source: Bloomberg)

CSCR Performance – Part 3

The above chart sets forth the actual historical performance of the Credit Suisse Commodity Backwardation Total Return Index for the period indicated above. Historical performance is not indicative of future performance of the Index or of what the value of the ETNs may be. Any historical upward or downward trend in the level of the Index during any period set forth above is not any indication that the Index is more or less likely to increase or decrease at any time over the term of the ETNs. Index performance does not reflect any fees or charges applicable to the ETNs.

Performance Chart (CSCRIV):

Performance Periods: 1 Year

Performance of the Credit Suisse X-Links Commodity Rotation ETN Indicative Value



21
20
19
18
17
16
15
14
Closing Level
01 Jul 2014
01 Oct 2014
01 Jan 2015
01 Apr 2015
Date (Source: Bloomberg)

The above chart sets forth the actual historical performance of the ETN indicative value for the period indicated above. Historical performance is not indicative of future performance of the index or the ETN. The historical ETN indicative value should not be taken as an indication of future performance, and no assurance can be given as to the future performance of the ETN. ETN performance does not reflect fees or charges for redemptions or repurchases of the ETNs at the option of the holder.

CSCR Index Components – Part 1

Home > CSCR

CSCR: X-Links Commodity Rotation ETN

The Credit Suisse X-Links Commodity Rotation ETNs (such exchange traded notes, the "ETNs") are senior, unsecured debt securities issued by Credit Suisse AG ("Credit Suisse"), acting through its Nassau Branch, that are linked to the Credit Suisse Commodity Backwardation Total Return Index. The Index is a long-only commodity index that follows a rules-based strategy to select eight components based on the price of the commodity futures contracts of various terms. The ETNs are listed on NYSE Arca under the ticker symbol "CSCR". The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in them.

The ETNs are not principal protected, are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

CSCR Related Information

- Factsheet
- Prospectus (including applicable Pricing Supplement)

Overview | Performance | Index Components

Index Components

Name	Ticker	Weight*
Cocoa (ICE)	CC	11.47%
RBOB Gasoline	RB	11.80%
Gold	GC	12.44%
Soybeans	S	12.45%
Lead Standard	MPB	12.58%
Silver	SI	12.93%

CSCR Index Components – Part 2

Live Cattle	LC	12.98%
Copper Grade A.	MCU	13.03%

* Weights are as of March 31, 2015.

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